Exhibit 5.1

Dykema Gossett PLLC 39577 Woodward Avenue, Suite 300 Bloomfield Hills, MI 48304 WWW.DYKEMA.COM Tel: (248) 203-0700 Fax: (248) 203-0763

February 10, 2014

Aastrom Biosciences, Inc.

Domino’s Farms, Lobby K

24 Frank Lloyd Wright Drive

Ann Arbor, MI  48105

Ladies and Gentlemen:

We have acted as special counsel to Aastrom Biosciences Inc., a Michigan corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to (i) the issuance and sale from time to time by the Company to Lincoln Park Capital Fund, LLC (the “Investor”) of up to $15,000,000 in the aggregate offering price of shares (the “Purchase Shares”) of common stock of the Company, no par value per share (the “Common Stock”), and (ii) the issuance and sale by the Company to the Investor of 48,063 shares of Common Stock (the “Initial Commitment Shares” and, together with the Purchase Shares, the “Shares”), in each case, pursuant to that certain purchase agreement, dated January 21, 2014 (the “Purchase Agreement”), by and between the Company and the Investor.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.  As such special counsel, we have examined such documents and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.  We are opining herein as to the laws of the State of Michigan, and we express no opinion with respect to any other laws.

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February 10, 2014

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) the Initial Commitment Shares have been duly authorized, validly issued, fully paid and nonassessable; and (ii) the Purchase Shares have been duly authorized and when the price at which Purchase Shares will be sold has been approved and determined as adequate by the pricing committee of the Board of Directors of the Company and such Purchase Shares are issued by the Company against payment therefor in accordance with the terms the Purchase Agreement, such Purchase Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) the Purchase Agreement is enforceable in accordance with its terms, (ii) payment and delivery of the Purchase Shares is made in accordance with the terms set forth in the Purchase Agreement and other agreements and documents relating to the issuance and sale of the Purchase Shares, and (iii) upon the issuance of the Purchase Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation, as amended.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DYKEMA GOSSETT PLLC

/S/  DYKEMA GOSSETT PLLC

/dsp

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